SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

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                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 25, 1997

                              NTL INCORPORATED
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             (Exact Name of Registrant as Specified in Charter)


         Delaware              0-22616             52-1822078
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     (State or Other         (Commission          (IRS Employer
     Jurisdiction of         File Number)       Identification No.)
     Incorporation)


     110 East 59th Street, New York, New York          10022
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     (Address of Principal Executive Offices)        (Zip Code)

     Registrant's Telephone Number, including area code (212)906-8440




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      (Former Name or Former Address, if Changed Since Last Report)
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   Item 5.   Other Events.

        A. On September 25, 1997, NTL Incorporated (formerly International CableTel Incorporated (the "Company")) announced that in response to articles appearing in the British press, NTL Incorporated (NASDAQ:NTLI; EASDAQ:NTLI.ED) reiterated its statement in its press release dated August 4, 1997 that in keeping with its policy it would not comment on any talks with Telewest plc or any other telephony cable provider in the UK.

        A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

        B. In an unrelated matter, on September 19, 1997, the U.S. District Court for the Southern District of New York granted Le Groupe Videotron Lte ("GVL") and its wholly-owned subsidiary's motion to dismiss the Company's complaint seeking damages of not less than $84 million. The complaint arises out of the Company's claim that GVL was unjustly enriched by actions it took in its dealing with the Company in connection with GVL's sale of its ownership interest in Videotron Holdings plc. The Company is reviewing the decision in formulating its appeal to the United States Court of Appeals.

   Item 7.   Financial Statements and Exhibits

             Exhibits

             99   Press Release issued September 25, 1997.

                                 SIGNATURES



             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NTL INCORPORATED
                                     (Registrant)




                                   By: /s/ Richard J. Lubasch
                                   Name:   Richard J. Lubasch
                                   Title:  Senior Vice President-
                                           General Counsel


   Dated: September 25, 1997
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                               EXHIBIT INDEX



   Exhibit                                                     Page


   99        Press Release issued September 25, 1997.